Exhibit 10.1(b)

____, 2017

Pensare Acquisition Corp.

1720 Peachtree Street

Suite 629

Atlanta, GA 30309

EarlyBirdCapital, Inc.

366 Madison Avenue

New York, New York 10017

Re: Initial Public Offering

Ladies and Gentlemen:

This letter (this “Letter Agreement”) is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and between Pensare Acquisition Corp., a Delaware corporation (the “Company”), and EarlyBirdCapital, Inc., as representative of the several underwriters (the “Underwriters”), relating to an underwritten initial public offering (the “Public Offering”), of 25,000,000 of the Company’s units (the “Units”), each comprised of one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and one-half of one warrant (each, a “Warrant”). Each whole Warrant entitles the holder thereof to purchase one share of the Common Stock at a price of $11.50 per share, subject to adjustment. The Units shall be sold in the Public Offering pursuant to the registration statement on Form S-1, No. 333-219162 (the “Registration Statement”) and the prospectus (the “Prospectus”) filed by the Company with the Securities and Exchange Commission (the “Commission”), and the Company has applied to have the Units listed on the NASDAQ Capital Market. Certain capitalized terms used herein are defined in paragraph nine hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the Public Offering and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, MasTec, Inc. (“MasTec,” “you” or “your”) hereby agrees with the Company as follows:

1.          MasTec agrees that if the Company seeks stockholder approval of a proposed initial Business Combination, then in connection with such proposed Business Combination, it shall vote all Founder Shares and any shares acquired by it in the Public Offering or the secondary public market in favor of such proposed Business Combination.

2.          MasTec acknowledges that it has no right, title, interest or claim of any kind in or to any monies held in the Trust Account or any other asset of the Company as a result of any liquidation of the Company with respect to the Founder Shares. MasTec hereby further waives, with respect to any shares of the Common Stock held by it, any redemption rights it may have in connection with the consummation of an initial Business Combination, including, without limitation, any such rights available in the context of a stockholder vote to approve such Business Combination or in the context of a tender offer made by the Company to purchase shares of the Common Stock, although MasTec shall be entitled to redemption and liquidation rights with respect to any shares of the Common Stock (other than the Founder Shares) it holds if the Company fails to consummate a Business Combination within 24 months from the date of the closing of the Public Offering.

3.          During the period commencing on the effective date of the Underwriting Agreement and ending 180 days after such date, the undersigned shall not (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, with respect to any Units, shares of Common Stock, Warrants or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock owned by it, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Units, shares of Common Stock, Warrants or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock owned by it, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii).

4.          MasTec hereby agrees and acknowledges that: (i) each of the Underwriters and the Company would be irreparably injured in the event of a breach by MasTec of its obligations in this Letter Agreement, (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to seek injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

5.          (a) On the date of the Prospectus, the Founder Shares, a portion of which will be subject to forfeiture in the event the Underwriters do not exercise their over-allotment option in full, will be placed into an escrow account maintained in New York, New York by Continental Stock Transfer & Trust Company, acting as escrow agent, pursuant to the terms of a stock escrow agreement in substantially the form attached as Exhibit 10.3 to Amendment No. 2 to the Registration Statement, as filed with the Commission on July 24, 2017.

(b)          MasTec agrees that it shall not effectuate any Transfer of Private Placement Warrants or Common Stock underlying such warrants, until after the completion of a Business Combination.

(c)          Notwithstanding the provisions of paragraph 5(b), Transfers of the Private Placement Warrants and shares of Common Stock underlying the Private Placement Warrants are permitted (a)  to the Company’s officers, directors, consultants or their affiliates; (b)  to MasTec’s direct or indirect wholly-owned subsidiaries; (c)  by private sales made prior to the consummation of a Business Combination at prices no greater than the price at which the Private Placement Warrants or underlying shares were originally purchased; or (d) to the Company for no value for cancellation in connection with the consummation of a Business Combination; provided, however, that in the case of clauses (a) through (d) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions.

6.          Except as disclosed in the Prospectus, neither MasTec nor any affiliate of MasTec (for the avoidance of doubt, other than a director of the Company designated by MasTec who shall be entitled to receive compensation paid to the Company’s non-employee directors), shall receive any finder’s fee, reimbursement, consulting fee, monies in respect of any repayment of a loan or other compensation prior to, or in connection with any services rendered in order to effectuate the consummation of the Company’s initial Business Combination (regardless of the type of transaction that it is).

7.          MasTec has full right and power, without violating any agreement to which it is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Letter Agreement.

8.          MasTec hereby agrees to not propose, or vote in favor of, an amendment to the Company’s amended and restated certificate of incorporation prior to the consummation of a Business Combination unless the Company provides holders of Offering Shares with the opportunity to have their shares redeemed upon the approval of such amendment in accordance with the certificate of incorporation.

9.          As used herein, (i) “Business Combination” shall mean a merger, capital stock exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination, involving the Company and one or more businesses or entities; (ii) “Founder Shares” shall mean the shares of Common Stock of the Company held by the initial stockholders of the Company prior to the consummation of the Public Offering; (iii) “Private Placement Warrants ” shall mean the Warrants to purchase 2,000,000 shares of Common Stock that are acquired by MasTec for an aggregate purchase price of $2,000,000, or $1.00 per Warrant, in a private placement that shall occur simultaneously with the consummation of the Public Offering; (iv) “Trust Account” shall mean the trust fund into which a portion of the net proceeds of the Public Offering shall be deposited; and (v) “Transfer” shall mean the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

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10.         This Letter Agreement and the Securities Assignment Agreement, dated as of June 23, 2017 among the Company, MasTec and Pensare Sponsor Group, LLC, constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

11.         No party hereto may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on MasTec and its successors and assigns.

12.         This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of New York City, in the State of New York, and irrevocably submits to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waives any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

13.         Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile transmission.

14.         MasTec acknowledges and understands that the Underwriters and the Company will rely upon the agreements, representations and warranties set forth herein in proceeding with the Public Offering. Nothing contained herein shall be deemed to render the Underwriters a representative of, or a fiduciary with respect to, the Company, its stockholders or any creditor or vendor of the Company with respect to the subject matter hereof.

15.         This Letter Agreement shall terminate on the earlier of (i) the consummation of the Business Combination or (ii) the liquidation of the Company; provided, however, that such termination shall not relieve the undersigned from liability for any breach of this agreement prior to its termination.

[Signature page follows]

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Sincerely,

MASTEC, INC.

By:
Name:
Title:

Acknowledged and Agreed:

PENSARE ACQUISITION CORP.

By:
Name: Darrell J. Mays
Title: Chief Executive Officer

EARLYBIRDCAPITAL, INC.

By:
Name:
Title:

[Signature Page to Letter Agreement]